Exhibit 3.3

FORM OF

ADVANCED DRAINAGE SYSTEMS, INC.

SECOND AMENDED AND RESTATED BYLAWS

As amended and restated effective as of         ,

ARTICLE I

STOCKHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the stockholders of Advanced Drainage Systems, Inc. (the “Corporation”) for the election of directors (each, a “Director”) to succeed directors whose terms expire and for the transaction of such other business as properly may come before such meeting shall be held each year, either within or without the State of Delaware, at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board of Directors”) and set forth in the notice or waiver of notice of the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.02. Special Meetings. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in certificate of incorporation of the Corporation (the “Certificate of Incorporation”). Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting.

Section 1.03. Participation in Meetings by Remote Communication. The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04. Notice of Meetings; Waiver.

(a) The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in a manner permitted by the DGCL not less than ten nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date of stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting of the stockholders, (iii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by law or as may be deemed appropriate by the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 1.07 of these Bylaws is made accessible on an electronic network, the notice of meeting shall indicate how the stockholder list can be accessed. If a stockholder meeting is to be held solely by means of electronic communications, the notice of such meeting must provide the information required to access such stockholder list.

(b) A written waiver of notice of meeting signed by a stockholder, or a waiver by electronic transmission by a stockholder, whether given before or after the meeting, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.08 of these Bylaws until a quorum shall attend.

Section 1.06. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at the close of business on the record date for such vote. If no record date has been fixed for a meeting of stockholders, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote (unless otherwise provided by the Certificate of Incorporation or by applicable law) for each such share of stock outstanding in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or pursuant to any other rule or regulation applicable to the Corporation or its stockholders, the vote of a majority in voting power of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. The stockholders do not have the right to cumulate their votes for the election of Directors. As of the effective date of these Bylaws, in accordance with the Certificate of Incorporation, the voting power of the Corporation consists of (except to the extent otherwise required by the laws of the State of Delaware) the holders of outstanding shares of common stock of the Corporation and the holders of outstanding shares of 2.50% Cumulative Convertible Voting Preferred Stock of the Corporation voting together as a single class.

Section 1.07. Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list, which may be in any format including electronic format, shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 1.07 to examine the list required by this Section 1.07 or to vote in person or by proxy at any meeting of stockholders.

Section 1.08. Adjournment. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.09. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this Section 1.09 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.10. Organization; Procedure; Inspection of Elections.

(a) At every meeting of stockholders the presiding person shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board of Directors. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) Preceding any meeting of the stockholders, the Board of Directors may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board of Directors is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No Director or nominee for the office of Director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11. Stockholder Action by Written Consent. Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of action at an annual or special meeting of stockholders.

Section 1.12. Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a Committee appointed by the Board for such purpose, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.12(a) and who is a stockholder of record at the time such notice is delivered and at the date of the meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.12(a)(i) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than nominations must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which anniversary date, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, shall be deemed to be         ); provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation or Bylaws, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (B) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (D) any other information relating to such stockholder and any such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iii) Notwithstanding anything in the second sentence of Section 1.12(a)(ii) of these Bylaws to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting (which anniversary date, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, shall be deemed to be         ), a stockholder’s notice under this Section 1.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a Committee appointed by the Board for such purpose or (ii) provided that the Board of Directors has determined that the Directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.12(b) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.12(a)(ii) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120 days prior to such special meeting and not later than the close of business on the later of the 90 day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(i) Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presiding person of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.12), and (y) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(v) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers and authority of the Corporation.

Section 2.02. Classification; Election of Directors. The Board of Directors shall be classified into three classes as provided by the Certificate of Incorporation. Except as provided in Section 2.14 of these Bylaws, at each annual meeting of the stockholders the successors of the Directors whose term expires at that meeting shall be elected. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors who are standing for election shall be elected by a plurality of the votes validly cast in such election.

Section 2.03. Annual and Regular Meetings; Notice. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders either (a) at the place of such annual meeting of the stockholders, in which event notice of such annual meeting of the Board of Directors need not be given, or (b) at such other time and place as shall have been specified in advance notice given to members of the Board of Directors of the date, place and time of such meeting. Any such notice shall be given at least 48 hours in advance if sent to each Director by facsimile or any form of electronic transmission previously approved by a Director, which approval has not been revoked (“Approved Electronic Transmission”), or delivered to him or her personally, or at least five days in advance, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Any such notice need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by Approved Electronic Transmission), whether before or after such meeting. The Board of Directors from time to time may by resolution provide for the holding of regular meetings. Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.04. Special Meetings; Notice. Special meetings of the Board of Directors may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary or a majority of the total number of Directors then in office. Special meetings of the Board of Directors shall be held at such place (within or without the State of Delaware), date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on (a) 48 hours’ notice, if such notice is sent by facsimile or Approved Electronic Transmission to each Director or delivered to him or her personally or (b) five days’ notice, if such notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting. Except as provided in Section 9.01(a), any business may be conducted at a special meeting of the Board of Directors.

Section 2.05. Quorum. A quorum for meetings of the Board of Directors shall consist of a majority of the total number of Directors then in office.

Section 2.06. Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place, provided such adjourned meeting is no earlier than 48 hours after written notice (in accordance with these Bylaws) of such adjournment has been given to the Directors (or such notice is waived in accordance with these Bylaws), and, at any such adjourned meeting, a quorum shall consist of a majority of the total number of Directors then in office.

Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by Approved Electronic Transmission, and such writing or writings or Approved Electronic Transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. In addition to the election of the Chairman of the Board, the Board may elect one or more vice-chairpersons or lead Directors to perform such other duties as may be designated by the Board.

Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.11. Removal; Resignation. Directors may only be removed as set forth in the Certificate of Incorporation. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.12. Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board of Directors. The non-employee directors of the Corporation shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board determines.

Section 2.13. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.14. Vacancies and Newly Created Directorships. Except as otherwise provided by law, any vacancy in the Board of Directors that results from the death, disability, resignation, disqualification, removal of any Director or from any other cause may only be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy or newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

ARTICLE III

COMMITTEES

Section 3.01. How Constituted. The Board of Directors shall have an Executive Committee, a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and such other committees as the Board of Directors may determine (collectively, the “Committees”). Each Committee shall consist of such number of Directors as from time to time may be fixed by a majority of the total number of Directors then in office. Any Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.02. Powers. Each Committee shall have such powers and responsibilities as the Board of Directors may from time to time authorize, and each Committee, except as otherwise provided in this Section 3.02, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No Committee shall have the power or authority to:

(a) amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b) adopt an agreement to effect a reorganization, recapitalization, share exchange, share reclassification, consolidation, conversion or merger of the Corporation of the Corporation;

(c) recommend to the stockholders the sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the Corporation’s property and assets;

(d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

(e) amend these Bylaws of the Corporation.

Any Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

Section 3.03. Proceedings. Each Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time, provided that the Board of Directors may adopt other rules and regulations for the governance of any Committee not inconsistent with the provisions of these Bylaws. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors following any such proceedings.

Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating a Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06. Resignations. Any member of any Committee may resign from such Committee at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.07. Removal. Any member of any Committee may be removed from his or her position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the number of Directors then in office.

Section 3.08. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors subject to Section 3.01 of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and, subject to the last sentence of this Section 4.01, shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents and a Secretary. The Board of Directors may also designate as officers a President, one or more Chief Operating Officers, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as the Board of Directors shall deem necessary or appropriate. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The Board may determine that the Chairman of the Board will not be an officer of the Corporation. The Chairman of the Board (whether or not an officer) shall be a Director, but no other officer need be a Director.

Section 4.02. Election. Unless otherwise determined by the Board of Directors and except as otherwise provided in these Bylaws, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors at which his or her successor has been elected and qualified. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4.03. Salaries. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board.

Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.06. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the appropriate officers of the Corporation representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

Section 5.02. Signatures; Facsimile. All signatures on the certificates referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation and a bond or undertaking as may be satisfactory to a financial officer of the Corporation to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer and to the fullest extent permitted by law, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, provided that if a transfer of shares shall be made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Nature of Indemnity. The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or while serving as a Director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these Bylaws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such Director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the Board of Directors. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02. Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01 of these Bylaws or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 6.01 of these Bylaws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these Bylaws. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination (i) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

Section 6.04. Advance of Expenses. Expenses (including attorneys’ fees) incurred by a present or former Director or officer in defending any civil, criminal, administrative or investigative proceeding shall be paid by the Corporation prior to the final disposition of such proceeding upon written request by such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this ARTICLE VI or applicable law; provided that the Board of Directors may not require such Director or officer to post any bond or otherwise provide any security for such undertaking. The Corporation or, in respect of a present Director or officer, the Board of Directors may authorize the Corporation’s counsel to represent (subject to applicable conflict of interest considerations) such present or former Director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Section 6.01 and Section 6.02 of these Bylaws, or advance of expenses to such persons under Section 6.04 of these Bylaws, shall be made promptly, and in any event within 30 days, upon the written request by or on behalf of such person (together with supporting documentation). If a determination by the Corporation that such person is entitled to indemnification pursuant to this ARTICLE VI is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this ARTICLE VI shall be enforceable by such person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified, to the fullest extent permitted by law, by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these Bylaws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these Bylaws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any Committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any Committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06. Contract Right; Non-Exclusivity; Indemnification Priority Survival.

(a) The rights to indemnification and advancement of expenses provided by this ARTICLE VI shall be deemed to be separate contract rights between the Corporation and each Director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not adversely affect any right or obligation then existing with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former Director or officer without the consent of such present or former Director or officer.

(b) The rights to indemnification and advancement of expenses provided by this ARTICLE VI shall continue as to a person who has ceased to be a Director or officer and shall not be deemed exclusive of any other rights to which a present or former Director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise; provided, however, that to the extent that that an indemnitee is entitled to be indemnified by the Corporation pursuant to this ARTICLE VI and by any stockholder of the Corporation or any affiliate of any such stockholder (other than the Corporation) under any other agreement or instrument, or by any insurer under a policy maintained by such stockholder or affiliate, the obligations of the Corporation pursuant to this ARTICLE VI shall be primary, and the obligations of such stockholder, affiliate or insurer secondary and the Corporation shall not be entitled to contribution or indemnification from or subrogation against such stockholder or affiliate.

(c) The rights to indemnification and advancement of expenses provided by this ARTICLE VI to any present or former Director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VI, provided that such insurance is available on commercially reasonable terms consistent with then prevailing rates in the insurance market.

Section 6.08. Subrogation. In the event of payment under this ARTICLE VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all documents, and do all acts, that as the Corporation may reasonably request to secure such rights, including the execution of such documents as the Corporation may reasonably request to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.09. Employees and Agents. The Board of Directors, or any officer authorized by the Board of Directors generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board of Directors may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.10. Interpretation; Severability. Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this ARTICLE VI. If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether, civil, criminal, administrative, investigative or otherwise, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock. A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation and the Corporation’s stockholders, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.03. Execution of Instruments. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 8.04. Action with Respect to Securities of Other Companies. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the Corporation authorized thereby, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

Section 8.05. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 8.06. Seal. In the discretion of the Board of Directors, the Corporation may have a seal which shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

Section 8.08. Electronic Transmission. “Electronic transmission”, as used in these Bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01. Amendment. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed:

(a) by resolution adopted by three-fourths (75%) of the total number of Directors then in office at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting;

(b) By resolution adopted by all of the members of the Board of Directors then in office without a meeting in accordance with Section 2.08; or

(c) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of at least three-fourths (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

Notwithstanding the foregoing, no amendment, alteration or repeal of ARTICLE VI shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former Director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

ARTICLE X

CONSTRUCTION

Section 10.01. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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